FOR RELEASE May 8, 2013

Contact: ICR, Inc.

Bill Zima

(+86) 10-6583-7511

(646) 328-2510

Chindex International, Inc. Reports First Quarter 2013 Financial Results

Bethesda, Maryland – May 8, 2013 – Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare (“UFH”), a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the first quarter of 2013 ended March 31, 2013.

First Quarter 2013 Financial Highlights

•	Revenue from healthcare services increased 28% to $41.6 million from $32.5 million in the prior year period.

•	Adjusted EBITDA rose by 36% to $7.4 million from $5.5 million in the prior year period.

•	Development, pre-opening and start-up expense was $2.5 million compared to $3.2 million in the prior year period.

•	Income from operations increased 313% to $2.6 million from $625,000 in the prior year period.

•	Net loss was $62,000, or $0.00 per diluted share, compared to net loss of $531,000, or $(0.03) per diluted share, in the prior year period.

Roberta Lipson, President and CEO of Chindex, commented, “I’m pleased to have started 2013 with strong top-line, operating income and adjusted EBITDA growth in the first quarter. Results were primarily driven by increased patient traffic at UFH’s expanded network. Our oncology, cardio and neurosurgery surgical units, while still in their early stages of development, are drawing healthy levels of patients and improving profitability as income from operations more than tripled to $2.6 million, and adjusted EBITDA rose by 36% to $7.4 million, representing 18% adjusted EBITDA margin. We continue to experience growing patient demand for healthcare services both among Chinese nationals and expatriates reinforcing our expansion plans to meet the underserved demand for premium private healthcare services in China.”

“During the first quarter, we continued to move forward with our ramp up of new facilities and service lines. The Beijing United Family Rehabilitation Hospital has secured the required regulatory approvals, has staff and equipment in place, and is scheduled to open for Phase I operations in June 2013. Our new facilities and services in Beijing are all ramping up quickly and we are working on future expansion in both areas. In Shanghai, we are working on a new facility in Puxi and evaluating a potential new hospital site as well. Encouraged by the positive response to our newly launched Home Healthcare service in Beijing, we have launched this service in Tianjin at the end of the first quarter and plan to expand the program to Shanghai later this year.”

“We believe Chindex can continue growing at a rapid pace for the remainder of this year. Our strategic priorities will focus on the continued growth of existing facilities, ramping up new facilities and services lines, and expanding across geographies and service offerings. While these efforts may take some time to drive high consolidated growth rates, we reiterate comfort with our full year revenue percentage growth rates in the mid-high twenties and adjusted EBITDA growth in the mid-high teens.”

First Quarter 2013 Financial Results

First quarter 2013 revenue from healthcare services increased 28% to $41.6 million from $32.5 million in the prior year period. These results reflect continued growth of inpatient and outpatient volume across the United Family Healthcare network as well as increasing contributions from the expansion of the Company’s flagship hospital in Beijing. Outpatient services contributed 57% and inpatient services contributed 43% of revenue, compared with 62% and 38%, respectively, in the prior year period. By service line, surgical services contributed 18.1%, OB/GYN contributed 15.8%, pediatrics contributed 8.5%, ancillary services contributed 31.9% and other clinical service lines contributed 25.7% of revenue.

Operating expenses in the first quarter of 2013 increased 22% to $39.0 million from $31.9 million in the prior year period. These costs were primarily driven by the Company’s recently opened expansions as well as development of new facilities. Salaries, wages and benefits in the first quarter of 2013 increased 22% to $22.7 million from $18.6 million in the prior year period, reflecting a 26% increase in headcount to support revenue growth and development activities, including newly recruited staff now on-board in anticipation of the opening of the Beijing United Family Rehabilitation Hospital. Development, pre- and post-opening and start-up expenses were $2.5 million this quarter, compared to $3.2 million for the prior year period. These expenses were driven by development projects across all markets, including particularly the Beijing United Family Rehabilitation Hospital and the ramp-up of Tianjin United Family Hospital. Operating expenses also included certain non-cash expenses including $790,000 of stock-based compensation expense compared to $614,000 for the prior year period.

Adjusted EBITDA in the first quarter of 2013 increased 36% to approximately $7.4 million from $5.5 million in the prior year period. The Adjusted EBITDA results illustrate the consistent and improving profitability and expanding earnings base of existing UFH facilities.

Income from operations increased to $2.6 million from $625,000 in the prior year period.

The Company recorded a $1.9 million provision for taxes in the first quarter of 2013 compared to $1.3 million in the prior year period. As in past quarters, the current period provision continued to be heavily impacted by losses in development and start-up entities for which the Company cannot currently recognize tax benefits.

Net loss for the quarter ended March 31, 2013 was $62,000, or $0.00 per diluted share, compared to net loss of $531,000, or $(0.03) per diluted share, in the prior year period. For the first quarter of 2013, weighted average diluted shares outstanding were 16.5 million.

As of March 31, 2013, the Company had $31.4 million in unrestricted cash, cash equivalents and investments.

Chindex Medical Limited

For Chindex Medical Limited (CML), a joint venture between Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) and Chindex International, Chindex recognized its 49% interest in CML’s net income using the equity method of accounting. In the first quarter ended March 31, 2013, Chindex recognized a loss of $900,000, for its 49% equity in the operating results of CML. This consisted of a loss of $771,000, for the stand-alone net income (loss) of CML (after recognition of stock-based compensation expense) and after deducting $129,000, for the amortization of basis differences attributable to acquired intangibles.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, interest and other income, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics, equity in earnings (loss) income of unconsolidated affiliate, non-recurring charges for Chindex Medical Limited (CML) joint venture formation. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBITDA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Conference Call

Management will host a conference call at 8:00 am ET Thursday morning on May 9, 2013 to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. The conference ID is 55024835. A webcast and replay of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(Unaudited)

	Three months ended March 31,
	2013	2012

Healthcare services revenue	$41,565	$32,512

Operating expenses
Salaries, wages and benefits	22,663	17,306
Other operating expenses	5,715	4,429
Supplies and purchased medical services	4,965	4,124
Bad debt expense	979	735
Depreciation and amortization	2,302	1,492
Lease and rental expense	2,361	1,749

	38,985	31,887

Income from operations	2,580	625

Other income and (expenses)
Interest income	248	251
Interest expense	(102)	(355)
Equity in (loss) income of unconsolidated affiliate	(900)	98
Miscellaneous (expense) — net	(2)	(10)

Income before income taxes	1,824	728
Provision for income taxes	(1,886)	(1,259)

Net loss	$(62)	$(531)

Net loss per common share — basic	$.00	$(.03)

Weighted average shares outstanding — basic	16,549,761	16,291,792

Net loss per common share — diluted	$.00	$(.03)

Weighted average shares outstanding — diluted	16,549,761	16,291,792

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$31,353	$33,184
Restricted cash	1,512	754
Accounts receivable, less allowance for doubtful accounts of $11,621 and $10,612, respectively	21,943	19,564
Receivables from affiliates	1,901	2,110
Inventories of supplies, net	2,434	2,328
Deferred income taxes	3,369	3,209
Other current assets	5,575	3,798

Total current assets	68,087	64,511
Restricted cash and sinking funds	19,212	20,351
Investment in unconsolidated affiliate	33,917	34,847
Property and equipment, net	98,425	97,952
Noncurrent deferred income taxes	906	925
Other assets	3,682	3,428

Total assets	$224,229	$222,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,586	$1,586
Accounts payable	7,214	9,520
Payable to affiliates	1,546	1,334
Accrued expenses	18,321	15,540
Other current liabilities	9,557	8,558
Income taxes payable	2,602	2,772

Total current liabilities	40,826	39,310
Long-term debt and convertible debentures	32,108	32,812
Long-term deferred tax liability	261	262

Total liabilities	73,195	72,384

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 15,902,784 and 15,904,836 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	159	159
Class B stock – 1,162,500 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	12	12
Additional paid-in capital	122,899	122,109
Retained earnings	18,521	18,583
Accumulated other comprehensive income	9,443	9,203

Total stockholders’ equity	151,034	150,066

Total liabilities and stockholders’ equity	$224,229	$222,450

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(62)	$(531)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,302	1,651
Inventory write down	3	11
Provision for doubtful accounts	979	765
Loss on disposal of property and equipment	4	5
Equity in (loss) income of unconsolidated affiliate	900	(98)
Deferred income taxes	(131)	(126)
Stock based compensation	790	614
Foreign exchange loss	51	214
Amortization of debt issuance costs	2	2
Amortization of debt discount	62	62
Changes in operating assets and liabilities:
Restricted cash	—	1,052
Accounts receivable	(3,300)	(2,333)
Accounts receivable from affiliates	209	(583)
Inventories of supplies	(104)	421
Other current assets and other assets	(2,028)	(1,630)
Accounts payable, accrued expenses, other current liabilities and deferred revenue	1,436	1,192
Accounts payable to affiliates	212	1,609
Income taxes payable	(177)	99

Net cash provided by operating activities	1,148	2,396

INVESTING ACTIVITIES
Proceeds from redemption of CDs	—	21,970
Purchases of property and equipment	(2,610)	(7,141)

Net cash (used in) provided by investing activities	(2,610)	14,829

FINANCING ACTIVITIES
Restricted cash for IFC RMB loan sinking funds	438	(12,051)
Repayment of debt	(787)	—

Proceeds from exercise of stock options	—	16

Net cash used in financing activities	(349)	(12,035)

Effect of foreign exchange rate changes on cash and cash equivalents	(20)	10

Net (decrease) increase in cash and cash equivalents	(1,831)	5,200
Cash and cash equivalents at beginning of period	33,184	33,755

Cash and cash equivalents at end of period	$31,353	$38,955

Supplemental disclosures of cash flow information:
Cash paid for interest	$18	$—
Cash paid for taxes	$2,189	$1,289
Non-cash investing and financing activities consist of the following:
Change in property and equipment additions included in accounts payable	$(101)	$216

The table below reconciles our consolidated net loss to Adjusted EBITDA (in thousands)

	Three months ended March 31,
	2013	2012
Consolidated net loss	$(62)	$(531)

Adjustments:
Depreciation and amortization	2,302	1,651
Provision for income taxes	1,886	1,259
Interest expense	102	124
Interest and other income, net	(246)	(129)
Development, pre-opening and start-up expense	2,547	3,203
Equity in loss (income) of unconsolidated affiliate	900	(98)

	7,491	6,010

Adjusted EBITDA	$7,429	$5,479